Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(704) 948-2617

Orthofix International Announces
Full Year and First Quarter 2008 Guidance

HUNTERSVILLE, N.C., Feb 26, 2008– Orthofix International N.V., (NASDAQ:OFIX) (the Company) today announced its financial expectations for the full year and first quarter of 2008, as summarized in the table below.

Orthofix International Full Year and 1st Quarter 2008 Guidance

	Estimated	Estimated
	Full Year	1st Quarter
Revenue ($ millions)
Spine stimulation	$132-$137
Implants & biologics	$133-$136
Total Spine	$265-$273

Total Orthopedics	$109-$119

Total Sports Medicine	$93-$94

Total other revenue	$53-$54

Total Revenue	$520-$540	$120-$124

Gross Margin	74.0%-74.5%

GAAP Operating Margin (including impact of specified items below)	11.0%-11.5%

Tax Rate	33%-34%

Outstanding Shares (000's)	17,600	17,400

Non-GAAP Financial Measures

The table below presents a reconciliation between projected net income/(loss) calculated in accordance with generally accepted accounting principles (GAAP) and two non-GAAP financial measures, referred to as “adjusted net income” and “adjusted net income, excluding specified non-cash items”, that exclude from projected net income/(loss) the items specified in the table.  Management believes it is important to provide investors with the same non-GAAP metrics which it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations, facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies.  A more detailed explanation of the items in the table below that are excluded from GAAP net income/(loss), as well as why management believes the non-GAAP measures are useful to them, is included in the Regulation G Supplemental Information schedule attached to this press release.

Reconciliation of Non-GAAP Performance Measures
For Full Year and 1st Quarter 2008 Guidance
	Estimated	Estimated
	2008	Q108

Adj. net income, excluding specified non-cash items	$3.10-$3.30	$0.51-$0.57

Less: Specified non-cash items:
Non-cash BREG & Blackstone amortization	$0.66-$0.70	$0.16
Equity compensation expense (FAS 123R)	$0.44-$0.45	$0.11-$0.12

Adjusted net income	$2.00-$2.15	$0.24-$0.29

Less Specified Items:
Costs related to strategic initiatives	$0.50	$0.16-$0.17
Costs related to office consolidations	$0.05	$0.01

Reported (GAAP) Net Income	$1.45-$1.60	$0.07-$0.11

NOTE: Some calculations may be impacted by rounding

Revenue

The estimate of full year 2008 revenue at the Company’s spine implant division reflects the impact of the termination and replacement of a large distributor during the fourth quarter of 2007 as well as the material completion of activities related to distributor turnover during the first quarter of 2008.

The full year 2008 revenue estimate for the Company’s sports medicine unit includes the impact of the sale of its Continuous Passive Motion (CPM) line in January 2008, as well as the additional elimination of certain products that are not a part of the core functional knee bracing and cold therapy businesses. The total revenue generated in 2007 by the sold CPM product line as well as the other eliminated products was approximately $6.6 million.

Operating Margin

The full year operating margin guidance above includes expenses, primarily consisting of legal, accounting and financial advisor fees, that Orthofix anticipates incurring in association with the Company’s strategic initiatives, primarily the exploration of options related to the potential divestiture of the fixation assets in its orthopedic division.

Additionally, the full year operating margin guidance above includes additional expenses the Company anticipates incurring related to certain departmental relocation and corporate consolidation initiatives during the year.

Conference Call

Orthofix will host a conference call on Wednesday February 27th at 8:30 AM Eastern time to discuss the Company’s guidance for 2008.  Interested parties may access the conference call by dialing (866) 626-7622 in the U.S., and (706) 758-3283 outside the U.S., and providing the conference ID 36895567.  A replay of the call will be available for one week by dialing (800) 642-1687 in the U.S., and (706) 645-9291 outside the U.S., and entering the conference ID 36895567.

About Orthofix

Orthofix International, N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle.  Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies.  In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, and National Osteoporosis Institute.  For more information about Orthofix, please visit www.orthofix.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Regulation G Supplemental Information Schedule

The information in this schedule is set up in two sections intended to address different aspects of Regulation G.

Section 1 contains explanations of each of the specified items and specified non-cash items listed in the Reconciliation of Non-GAAP Performance Measures included in the body of this release.

Section 2 describes the reasons management believes our non-GAAP measures are useful, and also describes limitations associated with these measures.

Section 1

Description of Specified Non-Cash Items

•	Non-cash BREG & Blackstone amortization- non-cash amortization of purchase accounting items associated with the acquisitions of BREG and Blackstone.
•	Equity Compensation Expense – non-cash equity compensation expense related to Financial Accounting Standard 123R.

Description of Specified Items

•
Costs related to strategic activities- anticipated expenses, primarily legal, accounting and financial advisor fees, associated with the Company’s strategic initiatives, primarily the exploration of options related to the potential divestiture of the fixation assets in its orthopedic division.

•	Costs related to office consolidations- anticipated expenses related to certain departmental relocation and corporate consolidation initiatives during the year.

Section 2

Management use of, and economic substance behind, Non-GAAP Financial Measures

Management uses the two non-GAAP measures, referred to as “adjusted net income” and “ adjusted net income, excluding additional specified non-cash items”, to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, following the Company's acquisition of Blackstone Medical, and the related increase in Orthofix’s debt, management has increased its focus on cash generation and debt reduction. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash for use in paying down debt.  In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company's business segments. The items excluded from Orthofix’s non-GAAP measures are also excluded from the profit or loss reported by the Company’s business segments for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

Non-GAAP adjusted net income and the per share amounts based on this measure, as well as non-GAAP adjusted net income, excluding additional specified non-cash items, and the per share amounts based on this measure, may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows.  For example, the amortization of purchased intangible assets does not directly affect Orthofix’s cash flows, however, it does represent the reduction in value of those assets over time, and the expense associated with this reduction in value is not included in the Company’s non-GAAP measures.  Similarly, stock compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company's performance.  The GAAP results provide the ability to understand the Company’s performance based on a defined set of criteria.  The non-GAAP numbers reflect the underlying operating results of the Company’s businesses, excluding non-operating or unusual items, which management believes are important measures of the Company's overall performance.

The Company provides reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure, and encourages investors to review these reconciliations.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company’s senior management in its financial and operational decision-making.  Management believes that providing this information enables investors to better understand the performance of the Company's ongoing operations and to understand the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Orthofix’s underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP financial measures.